27 September 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549 U.S.A.

Commissioners:

We have read the statements made by Intermost Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, Amendment No. 1, as part of the Company's Form 8-K report dated 17 September 2001. We agree with the statements concerning our Firm in such Form 8-K/A, Amendment No. 1.

Very truly yours,


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers